EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

SKYE INTERNATIONAL INC. COMPLETES REVERSE SPLIT AND ANNOUNCES CHANGE OF TRADING SYMBOL TO “SKYI”

Announces process for mandatory exchange of certificates

Scottsdale, AZ May 20, 2008.  SKYE International Inc. (OTCBB: SKYY) today announced the completion of the reverse split of its authorized and issued shares of common stock by way of the filing of a Certificate of Change with the Nevada Secretary of State.  Effective as of May 16, 2008, the number of authorized shares of common stock decreased from 100,000,000 to 25,000,000 and the number of issued and outstanding shares of common stock decreased from 46,853,397 to 11,713,349.

Shareholders will be deemed to own one (1) share for every four (4) shares of common stock owned as of the record date of May 16, 2008.  The new CUSIP number for the common stock will be 83083D 20 6 and the new trading symbol is SKYI.  In lieu of issuing fractional shares, the number of shares will be rounded down to the nearest whole share and payment will be made at the rate of $0.10 per pre-split share.

The exchange of certificates will be mandatory for all holders.  All share certificates must be turned into Computershare Trust Company, Skye’s new transfer agent, by December 31, 2008.  Computershare Trust Company will send out a letter of transmittal to all holders of record with instructions as to affect the exchange of certificates.  After December 31, 2008, any old stock certificates bearing old CUSIP number 83083D 10 7 shall no longer entitle the certificate holder to any of the rights of a shareholder of Skye, and shall no longer be transferable or tradable in any public or private market or exchange.  After December 31, 2008, all old certificates shall have no value; except for the right to be exchanged for certificates evidencing the post-reverse split shares with all usual and customary rights attached thereto.

About SKYE

SKYE International, Inc. designs innovative consumer appliances and products with leading edge technology and unparalleled functionality. SKYE’s mission is to provide North American homes with better choices for everyday living by creating useful, multi-generational lifestyle products delivering reliability, innovation, functionality and ecological responsibility.

For more information call 1-480-993-2300 or visit www.skye-betterliving.com

Safe Harbor

This release includes forward-looking statements that can generally be identified by phrases such as SKYE or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. Other risks and uncertainties include, but are not limited to: general economic conditions and conditions in the markets we address; the substantial losses the company has incurred to date; demand for and market acceptance of new products; successful development of new products; the timing of new product introductions and product quality; the company's ability to anticipate trends and develop products for which there will be market demand; the availability of manufacturing capacity; pricing pressures and other competitive factors; changes in product mix; product obsolescence; the ability of our customers to manage inventory; the ability to develop and implement new technologies and to obtain protection for the related intellectual property; the uncertainties of litigation and the demands it may place on the time and attention of company management; as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings. The forward-looking statements are made only as of the date hereof. We undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.